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                                                                    EXHIBIT 99.2

                   [MORGEN-WALKE ASSOCIATES, INC. LETTERHEAD]



NEWS RELEASE

                              FOR:      SUIZA FOODS CORPORATION

                              CONTACT:  J. Michael Lewis
                                        Vice President and Treasurer
                                        (214) 528-9922
FOR IMMEDIATE RELEASE
                                        Morgen-Walke Associates:
                                        June Filingeri, John Blackwell
                                        Media contact: Miriam Adler
                                        (212) 850-5600

                      SUIZA FOODS CORPORATION COMMENTS ON
                         PLANS FOR PACKAGING OPERATIONS

     DALLAS, Texas, February 19, 1998 -- Suiza Foods Corporation (NYSE:SZA) today commented on possible future plans for its consumer goods plastic packaging operations which are expected to grow substantially as a result of the recently announced definitive agreement to acquire Continental Can Company (NYSE:CAN). Suiza is considering an eventual public offering of a minority equity interest in its packaging operations. The Company said, however, that any such offering would not likely occur before late 1998 or early 1999 and that its decision regarding any such offering would be based on then prevailing market conditions. No assurances can be given that any such transaction will be completed.

     Gregg L. Engles, Chairman and Chief Executive Officer of Suiza Foods, said, "Upon consummation of the recently announced agreement to acquire Continental Can, Suiza will immediately establish a solid position in the consumer goods packaging industry complementing our already strong position in the dairy industry. The combined packaging operations will create a significant platform from which to pursue a consolidation strategy in the packaging category. We are exploring whether a separate public packaging currency would be beneficial in that regard."

                                     -MORE-

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        SUIZA FOODS COMMENTS ON POTENTIAL PACKAGING SPIN-OFF  -PAGE 2-

     Suiza Foods is a Dallas-based company with leading positions in the dairy, consumer goods plastic packaging and packaged ice industries. Its principal holdings are in fluid dairy processing, refrigerated, shelf-stable and frozen food products, packaged ice and consumer goods plastic packaging.

     Statements in this press release other than statements of historical fact may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as Suiza's future financial condition and results, are subject to inherent risks and uncertainties, and actual results may differ materially from the results discussed in these forward-looking statements. Additional information concerning these and other risk factors are contained in Suiza's latest Annual Report on Form 10-K and in each of Suiza's other recent filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC and can be obtained from Suiza upon request.


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